EXHIBIT 99.1

PRESS RELEASE
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S REPORTS HIGHER SECOND-QUARTER EARNINGS
Reported EPS is $.42 Versus $.34; Non-GAAP EPS is $.29 Versus $.20

RICHMOND, Va., July 29, 2010 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported second-quarter earnings from continuing operations of $21 million versus $16 million last year ($.42 versus $.34 per share).  Revenue declined 3% to $729 million due primarily to unfavorable currency exchange rates in Europe and Latin America, which more than offset organic revenue growth of 7%.
The company provided non-GAAP results to enable investors to assess operating performance excluding certain items.  Non-GAAP earnings from continuing operations were $14 million, up from $9 million last year ($.29 versus $.20 per share).  Non-GAAP revenue rose 5% due to organic growth in all regions.
Results are summarized in the following table:

	Second Quarter			First Half
(In millions, except per share amounts)	2010	2009	% change	2010	2009	% change

GAAP
Revenues	$729	752	(3)	$1,465	1,484	(1)
Segment operating profit(a)	44	29	53	79	81	(3)
Non-segment expense	(13)	(2)	unfav	(24)	(13)	84
Operating profit	32	27	18	55	68	(19)
Income from continuing operations (b)	21	16	29	16	38	(58)
Diluted EPS from continuing operations (b)	0.42	0.34	24	0.32	0.82	(61)

Non-GAAP (c)
Revenues	$729	693	5	$1,465	1,371	7
Segment operating profit (a)	42	30	41	82	69	19
Non-segment expense	(15)	(9)	69	(27)	(26)	7
Operating profit	28	22	30	55	43	27
Income from continuing operations (b)	14	9	54	25	18	37
Diluted EPS from continuing operations (b)	0.29	0.20	45	0.51	0.39	31

(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on page 3.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	Non-GAAP results are reconciled to GAAP results on pages 12 – 15.

Summary Reconciliation of Second-Quarter GAAP to Non-GAAP EPS*
	Second Quarter
	2010	2009
GAAP EPS	$.42	$.34
Adjust quarterly tax rate to full-year average rate	(.09)	(.04)
Exclude impact of net monetary asset remeasurements in Venezuela	(.02)	-
Exclude royalties from former home security unit	(.02)	(.02)
Report 2009 Venezuela results at a less favorable exchange rate	-	(.03)
Exclude non-segment gains/losses on asset sales and acquisitions	-	(.06)
Non-GAAP EPS	$.29	$.20
*Non-GAAP results for 2010 and 2009 are reconciled to the applicable GAAP results on pages 12-15.

Michael T. Dan, chairman, president and chief executive officer, said: “The improvement in second-quarter earnings reflects higher international profits, which more than offset a profit decline in North America and drove the non-GAAP segment operating margin to 5.8%, up from 4.3% in the year-ago quarter.  At mid-year, our segment margin is 5.6%, up from 5% in the same period last year.  While these margins reflect ongoing price and volume pressure in most of our markets, we’re confident that profits will improve as we enter the historically stronger second half.  We expect second-half profit growth in all regions to boost the full-year margin to a range between 6.5% and 7%.  The outlook for full-year organic revenue growth remains in the low-to-mid single-digit percentage range over 2009 non-GAAP revenue of $2.9 billion.
“We are continuing to position Brink’s for an economic recovery and long-term growth by pursuing opportunities in cash logistics and other high-margin services. We will continue to explore new opportunities in emerging markets with strong growth potential.  Despite the economic headwinds of the last two years, we have demonstrated our commitment to executing this strategy by completing acquisitions in Brazil, Russia, India, China and France.  We are exploring additional opportunities to expand our global infrastructure and our ability to offer higher-value solutions to a broader base of customers.”

Second-Quarter 2010 vs. 2009
(In millions)

Segment Results – GAAP

		Organic	Acquisitions/	Currency
	2Q ‘09	Change	Dispositions	(b)	2Q ‘10	Total	Organic
Revenues:
EMEA	$306	7	(10)	(16)	286	(6%)	2%
Latin America	210	38	-	(63)	185	(12%)	18%
Asia Pacific	15	3	10	1	28	93%	18%
International	530	48	-	(78)	500	(6%)	9%
North America	222	2	-	5	230	4%	1%
Total	$752	51	-	(73)	729	(3%)	7%
Operating profit:
International	$16	28	-	(10)	34	113%	175%
North America	13	(3)	-	-	10	(21%)	(22%)
Segment operating profit	29	25	-	(10)	44	53%	87%
Non-segment (a)	(2)	(10)	-	-	(13)	unfav	unfav
Total	$27	15	-	(10)	32	18%	55%

Segment operating margin:
International	3.0%				6.8%
North America	5.9%				4.5%
Segment operating margin	3.8%				6.0%

Segment Results – Non-GAAP

		Organic	Acquisitions/	Currency
	2Q ‘09	Change	Dispositions	(b)	2Q ‘10	Total	Organic
Revenues:
EMEA	$306	7	(10)	(16)	286	(6%)	2%
Latin America	151	20	-	14	185	22%	13%
Asia Pacific	15	3	10	1	28	93%	18%
International	471	30	-	(1)	500	6%	6%
North America	222	2	-	5	230	4%	1%
Total	$693	32	-	4	729	5%	5%
Operating profit:
International	$17	14	-	1	32	88%	81%
North America	13	(3)	-	-	10	(21%)	(22%)
Segment operating profit	30	11	-	1	42	41%	36%
Non-segment (a)	(9)	(6)	-	-	(15)	69%	69%
Total	$22	5	-	1	28	30%	23%

Segment operating margin:
International	3.6%				6.4%
North America	5.9%				4.5%
Segment operating margin	4.3%				5.8%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 11 for details).
(b)
The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules in 2010 related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela was the bolivar fuerte in 2009, and became the U.S. dollar in 2010 under highly inflationary accounting rules.  Remeasurement gains and losses under these rules in 2010 are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit in 2010 used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Summary of Second-Quarter Results
2010 versus 2009
GAAP and Non-GAAP*

International Operations

EMEA:
•	Revenue fell 6% due to currency changes ($16 million) and revenue loss from 2009 exit of certain guarding operations in France ($13 million)
•	2% organic revenue growth despite price and volume pressure throughout region
•
Operating profit up $10 million over year-ago period that included accounting corrections ($4 million), asset write-offs ($2 million); profit also improved due to lower severance ($2 million) and higher Global Services volume

Latin America:
GAAP
•	Revenue fell 12% due to currency changes ($63 million, primarily in Venezuela), partially offset by organic growth of 18% ($38 million) due to inflation-based price increases
•	Operating profit up 47% due to favorable currency items in Venezuela (including a $2 million gain on remeasurement of net monetary assets) and organic growth in Brazil and Colombia

Non-GAAP
•	Revenue up 22% due to favorable currency changes ($14 million), primarily in Brazil and Colombia, and inflation-based price increases
•	Organic revenue growth of 13% on inflation-based price increases
•	Operating profit up 25% due to favorable currency changes and growth in Brazil and Colombia
•	Organic operating profit up 14% as growth in Brazil, Colombia and Venezuela offset lower profits in Chile

Asia-Pacific:
•	Revenue up $14 million due to third-quarter 2009 acquisitions in India ($7 million) and China ($3 million)
•	Revenue and operating profit up on organic basis

North American Operations

•	Revenue up 4% on favorable currency changes in Canada ($5 million)
•	Organic revenue growth 1%, reflecting volume and pricing pressure
•	Operating profit down $3 million due primarily to lower CIT demand, pricing pressure and higher labor costs

*Non-GAAP results for 2010 and 2009 are reconciled to the applicable GAAP results on pages 12-15.

Non-segment income (expense) (see table on page 11)
GAAP
•
Total non-segment expenses up ($13 million versus $2 million) due primarily to 2009 gains from coal asset sales ($5 million), lower bonus expense ($1 million) in 2009 and higher 2010 retirement expenses ($1 million)

Non-GAAP
•	Total non-segment expenses up ($15 million versus $9 million) due primarily to lower bonus expense ($1 million) in 2009 and higher retirement costs ($1 million) in 2010

Capital Expenditures
The company reduced its full-year outlook for capital expenditures to a range between $160 million and $175 million, down from a prior range of $180 million to $200 million.  Full-year depreciation and amortization is expected to be between $130 million and $140 million.  Capital expenditures during the quarter totaled $34 million and were $61 million for the year-to-date period.

Designation of Venezuela as Highly Inflationary for Accounting Purposes; Restriction on Repatriation
Effective January 1, 2010, Venezuela’s economy was designated as highly inflationary for accounting purposes.  Under highly inflationary accounting, bolivar-fuerte denominated monetary assets and liabilities are remeasured into U.S. dollars, with gains and losses recognized in earnings, resulting in a $3 million first-half loss.
In June 2010, the Venezuelan government replaced a legal, market-based method for converting bolivar fuertes to U.S. dollars (the “parallel rate”) with a new exchange process.  The new process requires the approval of each transaction by the government’s central bank at an exchange rate between 4.3 and 5.3 (the “SITME rate”).  Venezuelan results were remeasured at a rate of 5.3 beginning in June and the company expects to use the 5.3 rate in the future.  According to the new law, approved transactions may not exceed $350,000 per legal entity per month.  Despite the new restrictions, the company believes it will be able to obtain sufficient U.S. dollars to support operations.  The exchange controls in Venezuela significantly restrict the company’s ability to repatriate cash and the company does not anticipate cash repatriations in the foreseeable future.

Income Taxes
2010 Versus 2009
In the second quarter, the company recorded tax expense of $6 million (effective tax rate of 21%) versus $7 million (25%) in 2009.  This year’s lower expense is due to an $8 million non-cash income tax benefit related to a tax settlement, partially offset by the effect of Venezuela’s designation as highly inflationary for accounting purposes, and the characterization of a French business tax as an income tax due to legislative changes effective January 1, 2010.

2010 Forecast
The effective GAAP income tax rate for 2010 is expected to be between 47% and 50%.  Excluding a deferred income tax charge in the first quarter of 2010 related to U.S. healthcare legislation, the effective non-GAAP tax rate for 2010 is expected to be between 36% and 39%.

Recent Events
During the second quarter and through July 27, 2010, the company purchased 1.1 million shares of its outstanding common stock for $22 million (average cost of $19.65 per share) and has $12 million remaining on its $100 million repurchase authorization.
On July 16, Brink’s refinanced its $400 million revolving credit facility.  Under the new facility, which matures in 2014, funds can be borrowed at 2.125% over LIBOR compared to .45% over LIBOR under the previous facility.

Conference Call
The company will host a conference call on July 29, at 11:00 a.m. Eastern Time to discuss this press release. Interested parties can listen to the conference call by calling (877) 407-8031 (domestic) or +(201) 689-8031 (international), or via live webcast at www.BrinksCompany.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through August 12, 2010, by calling (877) 660-6853 (domestic) or +(201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 352305.  A webcast replay will also be available at www.BrinksCompany.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.BrinksCompany.com or call 804-289-9709.

Forward-Looking Statements
This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2010, the improvement of results in the second half of 2010, the pursuit of opportunities in cash logistics and other high-margin services, new opportunities in emerging markets, growth through acquisitions, expansion of the global infrastructure and higher-value solutions, the expected currency conversion rate in Venezuela and future operational support and cash repatriations, the anticipated annual effective tax rate for 2010, projected non-segment expense, the projected royalty income from Brink’s Home Security Holdings, Inc., and capital expenditures and depreciation and amortization for 2010.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to the impact of the global economic slowdown on our business opportunities, the recent market volatility and its impact on the demand for our services, the implementation of investments in technology and value-added services and cost reduction efforts and their impact on revenue and profit growth, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities and integrate them successfully, acquisitions and dispositions made in the future, regulatory and labor issues and higher security threats, the impact of turnaround actions responding to current conditions in Europe, the return to profitability of operations in jurisdictions where we have recorded valuation adjustments, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, the impact of the designation of Venezuela as “highly inflationary” for accounting purposes as of January 1, 2010, the impact of the new currency conversion process in Venezuela, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, the impact of the Patient Protection and Affordable Care Act on our tax position, black lung liability and operations, changes in the scope or method of remediation or monitoring of our former coal operations, the timing of the pass-through of certain costs to third parties and the timing of approvals by governmental authorities relating to the disposal of the coal assets, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, annual actuarial revaluations, and periodic revaluations of reclamation liabilities, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, whether the Company’s assets or the VEBA’s assets are used to pay benefits, black lung claims incidence, the number of dependents of mine workers for whom benefits are provided, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors, and fuel prices.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2009 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

THE BRINK’S COMPANY and subsidiaries
Summary of Selected Results and Outlook       (Unaudited)
(In millions)

	GAAP		Non-GAAP
	Full-Year 2009	Full-Year 2010 Estimate	Full-Year 2009	Full-Year 2010 Estimate

Revenues	$3,135	(a)	$2,897	(a)
Organic Revenue Growth	1%	(a)		Low-to-mid single digit growth
Segment Operating Profit	$213	(a)	$175	(a)
Segment Operating Margin	6.8%	6.5% – 7.0%	6.0%	6.5% - 7.0%
Non-Segment:
General and administrative	$38	40	$38	40
Retirement plans	21	23	21	23
Royalty income (b)	(9)	(6)	(2)	(1)
Other (c)	(3)	-	(2)	-
Non-Segment	$47	57	$55	62

Effective income tax rate (d)	(37%)	47% - 50%	37%	36% – 39%
Net income attributable to
noncontrolling interests	$32	(a)	$19	(a)
Capital expenditures	171	160 – 175	(a)	(a)
Depreciation and amortization	135	130 – 140	(a)	(a)

(a)	Information not provided.
(b)	Non-GAAP outlook reflects the reversal of royalty from former home security unit.
(c)	Non-GAAP outlook reflects the reversal of Venezuela currency losses and gains/losses on asset sales and acquisitions.
(d)	The tax rate without the effect of the Patient Protection and Affordable Care Act is expected to be between 36% - 39%.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	Second Quarter		First Half
	2010	2009	2010	2009

Revenues	$729.4	751.9	1,464.8	1,484.4

Cost and expenses:
Cost of revenues	603.6	620.5	1,213.7	1,211.6
Selling, general and administrative expenses	102.6	102.6	202.6	206.9
Total costs and expenses	706.2	723.1	1,416.3	1,418.5
Other operating income (expense)	8.3	(2.1)	6.8	2.5

Operating profit	31.5	26.7	55.3	68.4

Interest expense	(2.3)	(2.8)	(4.8)	(5.5)
Interest and other income	0.7	2.0	2.1	6.0
Income from continuing operations before tax	29.9	25.9	52.6	68.9
Provision for income taxes	6.3	6.6	30.6	17.1

Income from continuing operations	23.6	19.3	22.0	51.8

Income (loss) from discontinued operations	0.8	4.3	(2.6)	5.1

Net income	24.4	23.6	19.4	56.9

Less net income attributable to noncontrolling interests	(2.9)	(3.3)	(6.1)	(13.6)

Net income attributable to Brink’s	$21.5	20.3	13.3	43.3

Amounts attributable to Brink’s:
Income from continuing operations	$20.7	16.0	15.9	38.2
Income (loss) from discontinued operations	0.8	4.3	(2.6)	5.1

Net income attributable to Brink’s	$21.5	20.3	13.3	43.3

Earnings per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.42	0.35	0.33	0.82
Discontinued operations	0.02	0.09	(0.05)	0.11
Net income	$0.44	0.44	0.27	0.93

Diluted:
Continuing operations	$0.42	0.34	0.32	0.82
Discontinued operations	0.02	0.09	(0.05)	0.11
Net income	$0.44	0.44	0.27	0.93
(a) Earnings per share may not add due to rounding.

Weighted-average shares:
Basic	48.8	46.4	48.8	46.3
Diluted	49.1	46.6	49.1	46.6

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

Year-to-Date June 2010 vs. 2009
Segment Results – GAAP

		Organic	Acquisitions/	Currency
	YTD ‘09	Change	Dispositions	(b)	YTD ‘10	Total	Organic
Revenues:
EMEA	$599	6	(22)	3	585	(2%)	1%
Latin America	409	71	-	(112)	368	(10%)	17%
Asia Pacific	34	-	19	3	55	65%	-
International	1,042	77	(3)	(106)	1,009	(3%)	7%
North America	443	1	-	13	456	3%	-
Total	$1,484	77	(3)	(94)	1,465	(1%)	5%
Operating profit:
International	$54	35	1	(32)	58	8%	65%
North America	28	(7)	-	1	21	(25%)	(27%)
Segment operating profit	81	28	1	(31)	79	(3%)	34%
Non-segment (a)	(13)	(11)	-	-	(24)	84%	84%
Total	$68	17	1	(31)	55	(19%)	25%

Segment operating margin:
International	5.2%				5.8%
North America	6.2%				4.5%
Segment operating margin	5.5%				5.4%

Segment Results – Non-GAAP

		Organic	Acquisitions/	Currency
	YTD ‘09	Change	Dispositions	(b)	YTD ‘10	Total	Organic
Revenues:
EMEA	$599	6	(22)	3	585	(2%)	1%
Latin America	296	39	-	34	368	24%	13%
Asia Pacific	34	-	19	3	55	65%	-
International	928	44	(3)	40	1,009	9%	5%
North America	443	1	-	13	456	3%	-
Total	$1,371	45	(3)	52	1,465	7%	3%
Operating profit:
International	$41	16	1	3	62	49%	39%
North America	28	(7)	-	1	21	(25%)	(27%)
Segment operating profit	69	9	1	4	82	19%	13%
Non-segment (a)	(26)	(2)	-	-	(27)	7%	7%
Total	$43	7	1	4	55	27%	15%

Segment operating margin:
International	4.4%				6.1%
North America	6.2%				4.5%
Segment operating margin	5.0%				5.6%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 11 for details).
(b)
The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules in 2010 related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela was the bolivar fuerte in 2009, and became the U.S. dollar in 2010 under highly inflationary accounting rules.  Remeasurement gains and losses under these rules in 2010 are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit in 2010 used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)
	Second Quarter		First Half
	2010	2009	2010	2009
NON-SEGMENT INCOME (EXPENSE) (a)
Corporate and former operations:
General and administrative	$(9.0)	(5.0)	(17.7)	(14.1)
Retirement costs (primarily former operations)	(5.9)	(5.2)	(10.8)	(13.2)
Subtotal	(14.9)	(10.2)	(28.5)	(27.3)

Other amounts not allocated to segments:
Currency exchange transaction gains	-	0.9	-	0.8
Gains on sales of property and other assets	-	5.2	0.3	8.3
Gain on acquiring control of an equity method affiliate	-	(0.5)	-	1.0
Royalty income:
Brand licensing fees from former home security business	1.9	1.7	3.7	3.3
Other	0.4	0.7	0.8	1.0
Subtotal	2.3	8.0	4.8	14.4

Non-segment income (expense)	$(12.6)	(2.2)	(23.7)	(12.9)

OTHER OPERATING INCOME (EXPENSE) (b)
Foreign currency transaction gains (losses)	$2.7	(8.9)	(3.7)	(12.3)
Royalty income	2.6	2.4	4.8	4.3
Gains (losses) on sales of property and other assets	(0.1)	5.1	0.7	8.2
Share in earnings of equity affiliates	0.8	1.2	1.6	2.2
Gain on acquiring control of an equity method affiliate	-	(0.5)	-	1.0
Impairment losses	(0.1)	(2.0)	(0.4)	(2.1)
Other	2.4	0.6	3.8	1.2
Other operating income (expense)	$8.3	(2.1)	6.8	2.5

SELECTED CASH FLOW INFORMATION
Capital Expenditures:
International	$23.3	26.5	40.4	41.2
North America	11.0	18.5	20.8	33.3
Capital expenditures	$34.3	45.0	61.2	74.5
Depreciation and Amortization:
International	$22.2	23.7	44.2	45.8
North America	10.7	9.1	21.0	17.7
Depreciation and amortization	$32.9	32.8	65.2	63.5

NET DEBT RECONCILED TO AMOUNTS REPORTED UNDER GAAP	June 30, 2010	December 31, 2009

Short-term debt	$10.5	7.2
Long-term debt	252.0	188.4
Debt	262.5	195.6
Less cash and cash equivalents	(143.3)	(143.0)
Net Debt	$119.2	52.6

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of June 30, 2010, and December 31, 2009.  At June 30, 2010, Net Debt is $125 million excluding cash and debt in Venezuelan operations.

(a) Includes corporate, former operations and other amounts not allocated to segment results
(b) Includes segment and non-segment other operating income and expense

THE BRINK’S COMPANY and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP   (Unaudited)
(In millions, except for per share amounts)

Purpose of Non-GAAP Information
Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

The purpose of the non-GAAP information is to provide users of financial information of The Brink’s Company an understanding of the effects of reporting results from Venezuela at a less favorable exchange rate in 2009, and without certain income and expense items in 2009 and 2010.  The non-GAAP information provides information to assist comparability and estimates of future performance.   Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

	GAAP Basis	Re-measurement of Venezuelan Net Monetary Assets (a)	Royalty from Former Home Security Business (b)	Adjust Income Tax Rate (c)	Non- GAAP Basis
	First Quarter 2010
Operating profit:
International	$24.5	4.9	-	-	29.4
North America	10.4	-	-	-	10.4
Segment operating profit	34.9	4.9	-	-	39.8
Non-segment	(11.1)	-	(1.8)	-	(12.9)
Operating profit	$23.8	4.9	(1.8)	-	26.9

Amounts attributable to Brink’s:
Income from continuing operations	$(4.8)	3.0	(1.1)	13.9	11.0
Diluted EPS – continuing operations	(0.10)	0.06	(0.02)	0.28	0.23
	Second Quarter 2010
Operating profit:
International	$33.8	(1.7)	-	-	32.1
North America	10.3	-	-	-	10.3
Segment operating profit	44.1	(1.7)	-	-	42.4
Non-segment	(12.6)	-	(1.9)	-	(14.5)
Operating profit	$31.5	(1.7)	(1.9)	-	27.9

Amounts attributable to Brink’s:
Income from continuing operations	$20.7	(1.0)	(1.2)	(4.3)	14.2
Diluted EPS – continuing operations	0.42	(0.02)	(0.02)	(0.09)	0.29
	First Half 2010
Operating profit:
International	$58.3	3.2	-	-	61.5
North America	20.7	-	-	-	20.7
Segment operating profit	79.0	3.2	-	-	82.2
Non-segment	(23.7)	-	(3.7)	-	(27.4)
Operating profit	$55.3	3.2	(3.7)	-	54.8

Amounts attributable to Brink’s:
Income from continuing operations	$15.9	2.0	(2.3)	9.6	25.2
Diluted EPS – continuing operations	0.32	0.04	(0.05)	0.20	0.51

(a)
To reverse remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(b)	To reverse royalty income from Brink’s Home Security.
(c)
To adjust effective income tax rate to be equal to 37.5%, the mid-point of the estimated range of full-year 2010 effective income tax rates expected on a Non-GAAP basis.  The outlook for 2010’s estimated effective income tax rate (GAAP and Non-GAAP basis) is explained on page 8.

THE BRINK’S COMPANY and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Change to Parallel Rate (a)	Remove Venezuelan Currency Losses (b)	Gain on Acquiring Control of an Equity Method Affiliate (c)	Royalty from Former Home Security Business (d)	Non-Segment Asset Sales (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis
	First Quarter 2009
Revenues:
EMEA	$293.4	-	-	-	-	-	-	293.4
Latin America	199.4	(54.6)	-	-	-	-	-	144.8
Asia Pacific	18.8	-	-	-	-	-	-	18.8
International	511.6	(54.6)	-	-	-	-	-	457.0
North America	220.9	-	-	-	-	-	-	220.9
Revenues	$732.5	(54.6)	-	-	-	-	-	677.9
Operating profit:
International	$37.9	(13.7)	-	-	-	-	-	24.2
North America	14.5	-	-	-	-	-	-	14.5
Segment operating profit	52.4	(13.7)	-	-	-	-	-	38.7
Non-segment	(10.7)	-	-	(1.5)	(1.6)	(3.1)	-	(16.9)
Operating profit	$41.7	(13.7)	-	(1.5)	(1.6)	(3.1)	-	21.8
Amounts attributable to Brink’s:
Income - continuing operations	$22.2	(7.7)	-	(1.5)	(1.0)	(1.9)	(0.9)	9.2
Diluted EPS – cont. ops.	0.48	(0.17)	-	(0.03)	(0.02)	(0.04)	(0.02)	0.20
	Second Quarter 2009
Revenues:
EMEA	$305.6	-	-	-	-	-	-	305.6
Latin America	209.7	(58.8)	-	-	-	-	-	150.9
Asia Pacific	14.7	-	-	-	-	-	-	14.7
International	530.0	(58.8)	-	-	-	-	-	471.2
North America	221.9	-	-	-	-	-	-	221.9
Revenues	$751.9	(58.8)	-	-	-	-	-	693.1
Operating profit:
International	$15.9	(2.2)	3.4	-	-	-	-	17.1
North America	13.0	-	-	-	-	-	-	13.0
Segment operating profit	28.9	(2.2)	3.4	-	-	-	-	30.1
Non-segment	(2.2)	-	-	0.5	(1.7)	(5.2)	-	(8.6)
Operating profit	$26.7	(2.2)	3.4	0.5	(1.7)	(5.2)	-	21.5
Amounts attributable to Brink’s:
Income - continuing operations	$16.0	(3.3)	2.1	0.5	(1.1)	(3.2)	(1.8)	9.2
Diluted EPS – cont. ops.	0.34	(0.08)	0.05	0.01	(0.02)	(0.07)	(0.04)	0.20

(a)
To reduce revenues and segment operating income to reflect the 2009 results of Venezuelan subsidiaries had they been translated using the parallel currency exchange rate in effect at the time.  The average parallel exchange rate used for the non-GAAP full-year earnings was 6.00 bolivar fuertes to the U.S. dollar, compared to an average rate of 2.21 bolivar fuertes to the U.S. dollar that was used for the GAAP financial statements.  The official rate of 2.15 bolivar fuertes to the U.S. dollar was used for translation of Venezuela for most of 2009 until the parallel rate was adopted during December.  The use of the weaker rate to translate 2009’s non-GAAP revenues and earnings of the Venezuelan subsidiaries decreased each measure by 63%.

(b)
To reverse currency losses incurred in Venezuela related to increases in cash held in U.S. dollars by Venezuelan subsidiaries.  These losses would not have been incurred had the operations been translated at the parallel rate.

(c)	To reverse gains/losses recognized related to acquisitions of controlling interests in subsidiaries that were previously accounted for as equity method investments.
(d)	To reverse royalty income from Brink’s Home Security.
(e)	To reverse non-segment gains on sales of assets.
(f)
To adjust the quarterly effective income tax rate to be equal to 37%, the full-year 2009 non-GAAP effective income tax rate.  The full-year 2009 non-GAAP effective income tax rate is equal to the 2009 GAAP effective income tax rate revised to exclude $118 million of income tax benefits that were recorded under GAAP in the fourth quarter of 2009.  The fourth-quarter income tax benefits related to a reduction in the amount of valuation allowance needed for U.S. deferred tax assets as a result of improved investments in retirement plans and improved credit markets.

THE BRINK’S COMPANY and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Change to Parallel Rate (a)	Remove Venezuelan Currency Losses (b)	Gain on Acquiring Control of an Equity Method Affiliate (c)	Royalty from Former Home Security Business (d)	Non-Segment Asset Sales (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis
	Third Quarter 2009
Revenues:
EMEA	$324.4	-	-	-	-	-	-	324.4
Latin America	234.9	(63.7)	-	-	-	-	-	171.2
Asia Pacific	19.9	-	-	-	-	-	-	19.9
International	579.2	(63.7)	-	-	-	-	-	515.5
North America	222.6	-	-	-	-	-	-	222.6
Revenues	$801.8	(63.7)	-	-	-	-	-	738.1
Operating profit:
International	$51.3	(8.4)	0.6	-	-	-	-	43.5
North America	10.4	-	-	-	-	-	-	10.4
Segment operating profit	61.7	(8.4)	0.6	-	-	-	-	53.9
Non-segment	(0.8)	-	-	(13.9)	(1.7)	(0.1)	-	(16.5)
Operating profit	$60.9	(8.4)	0.6	(13.9)	(1.7)	(0.1)	-	37.4
Amounts attributable to Brink’s:
Income - continuing operations	$33.4	(3.1)	0.3	(13.9)	(1.1)	-	3.9	19.5
Diluted EPS – cont. ops.	0.70	(0.07)	0.01	(0.29)	(0.02)	-	0.08	0.41
	Fourth Quarter 2009
Revenues:
EMEA	$334.1	-	-	-	-	-	-	334.1
Latin America	260.7	(60.8)	-	-	-	-	-	199.9
Asia Pacific	25.3	-	-	-	-	-	-	25.3
International	620.1	(60.8)	-	-	-	-	-	559.3
North America	228.7	-	-	-	-	-	-	228.7
Revenues	$848.8	(60.8)	-	-	-	-	-	788.0
Operating profit:
International	$51.7	(18.7)	0.5	-	-	-	-	33.5
North America	18.7	-	-	-	-	-	-	18.7
Segment operating profit	70.4	(18.7)	0.5	-	-	-	-	52.2
Non-segment	(32.9)	-	22.5	-	(1.8)	(1.2)	-	(13.4)
Operating profit	$37.5	(18.7)	23.0	-	(1.8)	(1.2)	-	38.8
Amounts attributable to Brink’s:
Income - continuing operations	$124.1	(9.1)	22.8	-	(1.1)	(0.8)	(118.8)	17.1
Diluted EPS – cont. ops.	2.53	(0.19)	0.47	-	(0.02)	(0.02)	(2.42)	0.35

See footnotes on page 13.

THE BRINK’S COMPANY and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Change to Parallel Rate (a)	Remove Venezuelan Currency Losses (b)	Gain on Acquiring Control of an Equity Method Affiliate (c)	Royalty from Former Home Security Business (d)	Non-Segment Asset Sales (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis
	First Half 2009
Revenues:
EMEA	$599.0	-	-	-	-	-	-	599.0
Latin America	409.1	(113.4)	-	-	-	-	-	295.7
Asia Pacific	33.5	-	-	-	-	-	-	33.5
International	1,041.6	(113.4)	-	-	-	-	-	928.2
North America	442.8	-	-	-	-	-	-	442.8
Revenues	$1,484.4	(113.4)	-	-	-	-	-	1,371.0
Operating profit:
International	$53.8	(15.9)	3.4	-	-	-	-	41.3
North America	27.5	-	-	-	-	-	-	27.5
Segment operating profit	81.3	(15.9)	3.4	-	-	-	-	68.8
Non-segment	(12.9)	-	-	(1.0)	(3.3)	(8.3)	-	(25.5)
Operating profit	$68.4	(15.9)	3.4	(1.0)	(3.3)	(8.3)	-	43.3
Amounts attributable to Brink’s:
Income - continuing operations	$38.2	(11.0)	2.1	(1.0)	(2.1)	(5.1)	(2.7)	18.4
Diluted EPS – cont. ops.	0.82	(0.24)	0.05	(0.02)	(0.05)	(0.11)	(0.06)	0.39
	Full Year 2009
Revenues:
EMEA	$1,257.5	-	-	-	-	-	-	1,257.5
Latin America	904.7	(237.9)	-	-	-	-	-	666.8
Asia Pacific	78.7	-	-	-	-	-	-	78.7
International	2,240.9	(237.9)	-	-	-	-	-	2,003.0
North America	894.1	-	-	-	-	-	-	894.1
Revenues	$3,135.0	(237.9)	-	-	-	-	-	2,897.1
Operating profit:
International	$156.8	(43.0)	4.5	-	-	-	-	118.3
North America	56.6	-	-	-	-	-	-	56.6
Segment operating profit	213.4	(43.0)	4.5	-	-	-	-	174.9
Non-segment	(46.6)	-	22.5	(14.9)	(6.8)	(9.6)	-	(55.4)
Operating profit	$166.8	(43.0)	27.0	(14.9)	(6.8)	(9.6)	-	119.5
Amounts attributable to Brink’s:
Income - continuing operations	$195.7	(23.2)	25.2	(14.9)	(4.3)	(5.9)	(117.6)	55.0
Diluted EPS – cont. ops.	4.11	(0.49)	0.53	(0.31)	(0.09)	(0.12)	(2.48)	1.16

See footnotes on page 13.

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